UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2013

PROGRESSIVE CARE INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52684	32-0186005
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1111 Park Center Boulevard, Suite 202
Miami Gardens, Florida 33169

 (Address of principal executive offices)

(786) 657-2060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective on June 4, 2013 (the “Closing Date”), Progressive Care Inc. (the “Company”) entered into a first amendment to certain agreements (the “Amendment”) with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”).

On April 30, 2012, the Company issued that certain convertible promissory note (the “Original Note”) in favor of TCA in the aggregate principal amount of $500,000.  Pursuant to the terms of the Amendment, the Company issued that certain replacement, amended and restated promissory note (the “Amended and Restated Note”) in favor of TCA in the principal aggregate amount of $623,007.16, which shall replace, amend and restate the Original Note in its entirety.  The Amended and Restated Note bears interest at a rate of twelve percent (12%) per annum and matures on November 1, 2013. The Amended and Restated Note is convertible into shares of the Company’s common stock at a price equal to eighty-five percent (85%) of the average daily volume weighted average price of the Company’s common stock during the five (5) trading days immediately prior to the date of conversion and it may be prepaid in whole or in part at the Company’s option without penalty.

In addition, the Amendment amends that certain Committed Equity Facility Agreement dated as of March 30, 2012 (the “CEF”), by and between the Company and TCA to, among other things, amend certain definitions of the CEF and amend and restate Article II of the CEF related to the mechanics for advances.

As further consideration for TCA entering into and structuring the Amendment, the Company shall pay to TCA a fee by issuing to TCA that certain number of shares of the Company’s common stock that equal a dollar amount of $45,000 (the “Amendment Fee Shares”). It is the intention of the Company and TCA that the value of the Amendment Fee Shares shall equal $45,000. In the event the value of the Amendment Fee Shares issued to TCA is either less than or greater than $45,000 after a twelve month evaluation date, the Amendment provides for an adjustment provision allowing for necessary action (either the issuance of additional shares to TCA or the return of shares previously issued to TCA to the Company’s treasury) to adjust the number of Amendment Fee Shares issued.

Further, in connection with the Company’s issuance of the Amended and Restated Note, effective on the Closing Date, Pharmco, L.L.C., a Florida limited liability company and a wholly owned subsidiary of the Company (“Pharmco”), entered into an acknowledgement and affirmation of guaranty agreement (the “Affirmation of Guaranty”) with TCA. Pursuant to the terms of the Affirmation of Guaranty, Pharmco has affirmed that certain guaranty agreement it previously executed and delivered to TCA on March 30, 2012.

The above descriptions of the Amendment, the Amended and Restated Note, and the Affirmation of Guaranty do not purport to be complete and are qualified in their entirety by reference to the Amendment, the Amended and Restated Note, and the Affirmation of Guaranty, the forms of which are attached hereto as Exhibit 10.1, Exhibit 4.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated here by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated here by reference.

The Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended, for the private placement of our securities under the Equity Agreement pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering, TCA is an “accredited investor” and/or qualified institutional buyer and TCA has access to information about us and its investment.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document

4.1	Replacement, Amended and Restated Promissory Note, effective as of June 4, 2013, by and between Progressive Care Inc. and TCA Global Credit Master Fund, LP*

10.1	First Amendment to Certain Agreements, effective as of June 4, 2013, by and between Progressive Care Inc. and TCA Global Credit Master Fund, LP*

10.2	Acknowledgement and Affirmation of Guaranty, effective as of June 4, 2013, by and between Pharmco, L.L.C. and TCA Global Credit Master Fund, LP*

*Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESSIVE CARE, INC.

Date: June 7, 2013	By:	/s/ Alan Jay Weisberg
Name: Alan Jay Weisberg
Title: Interim Chief Executive Officer

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